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As filed with the Securities and Exchange Commission on May 9, 2014

Registration No. 333-192613

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Magnum Hunter Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	86-0879278 (I.R.S. Employer Identification No.)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(832) 369-6986
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gary C. Evans
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(832) 369-6986
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul M. Johnston 777 Post Oak Boulevard, Suite 650 Houston, Texas 77056 (832) 369-6986	Charles H. Still, Jr. Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 (713) 221-3309

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated May 9, 2014

PROSPECTUS

Magnum Hunter Resources Corporation

17,030,707 Shares of Common Stock

        This prospectus relates to 17,030,707 shares of common stock of Magnum Hunter Resources Corporation issuable from time to time upon the exercise of warrants issued by us on October 15, 2013 as a dividend to holders of our common stock, which we refer as the warrants.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "MHR." On May 8, 2014, the last reported sale price of our common stock on the NYSE was $7.46 per share.

        The warrants were issued by us pursuant to a warrants agreement between us and American Stock Transfer & Trust Company, LLC, as warrant agent. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $8.50 per share, subject to adjustment in certain circumstances. The warrants are redeemable by us in whole or in part at any time at a redemption price of $0.001 per warrant. Under an amendment to the warrants agreement, the warrants will become exercisable on the date of effectiveness of the registration statement of which this prospectus is a part. On that date, we also intend to call all of the warrants for redemption in accordance with the terms of the warrants agreement on a date not less than 30 days after we mail the notice of redemption. Under the terms of the amended warrants agreement, we will be permitted or required to extend the redemption date in certain circumstances. Your ability to exercise the warrants therefore will be limited to the period of time between the effectiveness of the registration statement and the redemption date. Any warrants not exercised on or before the redemption date will be redeemed, and the holder thereafter will have no rights to acquire our common stock issuable upon exercise of the warrants. There is no public market for the warrants.

        We are also offering the shares of common stock underlying warrants that are not exercised on or before the redemption date of the warrants through a public offering to persons selected by us. We refer to this offering as the public offering. We will conduct the public offering on a best efforts basis without the services of any underwriter or placement agent. The offering price of our common stock in the public offering will be determined through negotiations between us and purchasers of the common stock in the public offering and may be more or less than the exercise price of the warrants. The public offering will terminate      days after the redemption date of the warrants, or                        , 2014, unless the redemption date is extended. We are not requiring a minimum amount of subscriptions to complete the public offering, and we reserve the right to accept or reject, in whole or in part, any subscription tendered in the public offering.

        We will receive proceeds, before expenses, of $8.50 for each warrant exercised, or an aggregate of $144,761,009.50 if all of the warrants are exercised. The amount of proceeds we receive will be less than that amount if all of the warrants are not exercised and we do not sell all of the shares underlying the unexercised warrants in the public offering at a price at least equal to the exercise price of the warrants.

        Investing in our common stock involves risks. Please see the section entitled "Risk Factors" starting on page 4 of this prospectus to read about risks you should consider carefully before exercising the warrants and acquiring shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014.

        You should rely only on the information contained in this prospectus, including information incorporated by reference, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus to be an offer or solicitation relating to the securities offered hereby in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in this prospectus and filings made by us with the Securities and Exchange Commission, or SEC. Among the factors that could cause results to differ materially are those risks discussed in this prospectus and the periodic reports filed by us with the SEC, including our annual report on Form 10-K for the fiscal year ended December 31, 2013. You are urged to carefully review and consider the cautionary statements and other disclosures made in this prospectus and our filings incorporated by reference, specifically those under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Forward-looking statements speak only as of the date of the document in which they are contained, and we do not undertake any duty to update any forward-looking statements except as may be required by law.

ii

 PROSPECTUS SUMMARY

        This summary provides a brief overview of information contained elsewhere or incorporated by reference in this prospectus. Because it is abbreviated, this summary does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus, including the documents incorporated by reference, carefully before making an investment decision.

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "our company," "we," "us," "our" and "ours" refer to Magnum Hunter Resources Corporation and its subsidiaries.

Our Company

        We are an independent oil and natural gas company engaged in the exploration for and the exploitation, acquisition, development and production of crude oil, natural gas and natural gas liquids resources in the United States. We are active in what we believe to be three of the most prolific unconventional shale resource plays in the United States, specifically, the Marcellus Shale in West Virginia and Ohio; the Utica Shale in southeastern Ohio and western West Virginia; and the Williston Basin/Bakken Shale in North Dakota. Our oil and natural gas reserves and operations are concentrated in West Virginia, Ohio and North Dakota. We are also engaged in midstream and oil field services operations, primarily in West Virginia and Ohio.

Corporate Information

        Our principal executive offices are located at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, and our telephone number at these offices is (832) 369-6986. Our website is www.magnumhunterresources.com. Information on, or accessible through, our website is not part of, and will not be deemed to be incorporated into, this prospectus or the registration statement of which this prospectus forms a part. Investors should not rely on any such information in deciding whether to purchase our common stock.

 The Offering

Securities Offered:	Up to an aggregate of 17,030,707 shares of our common stock issuable on the exercise of outstanding warrants.
The Warrants:
On October 15, 2013 we issued 17,030,707 warrants as a dividend to holders of our common stock. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $8.50 per share, subject to adjustment in certain circumstances.
The warrants were issued pursuant to a warrants agreement between us and American Stock Transfer & Trust Company, LLC, as warrant agent.
Exercisability of the Warrants:
Under an amendment to the warrants agreement that we and the warrant agent will enter into contemporaneously with the effectiveness of the registration statement of which this prospectus is a part, the warrants will become exercisable on the date of effectiveness of the registration statement.

The amended warrants agreement will provide that we may suspend the exercisability of the warrants if, in our judgment, it is necessary to amend the registration statement of which this prospectus is a part or supplement the related prospectus in order to maintain the effectiveness of the registration statement or keep the prospectus current or to comply with applicable law.
Redemption of the Warrants:
The warrants are redeemable by us in whole or in part at any time at a redemption price of $0.001 per warrant. Contemporaneously with the effectiveness of the registration statement of which this prospectus is a part, we intend to call all of the warrants for redemption in accordance with the terms of the warrants agreement on a date not less than 30 days after we mail the notice of redemption. Your ability to exercise the warrants therefore will be limited to the period of time between the effectiveness of the registration statement and the redemption date. Any warrants not exercised on or before the redemption date will be redeemed, and the holder thereafter will have no rights to acquire our common stock issuable upon exercise of the warrants.

The amended warrants agreement will provide that, after we call the warrants for redemption, the redemption date will be extended by the number of days during which the exercisability of the warrants is suspended as provided above. Additionally, the amended warrants agreement will provide that we may, at our option, extend the redemption date if, and for such period, in our reasonable judgment the discrepancy between the market price of the common stock and the exercise price of the warrants makes it unlikely that the warrants will be exercised.

Public Offering	If any warrants are not exercised prior to the redemption date of the warrants, we will offer the shares of common stock underlying such unexercised warrants through a public offering to persons selected by us. We will conduct the public offering on a best efforts basis without the services of any underwriter or placement agent. The offering price of our common stock in the public offering will be determined through negotiations between us and purchasers of the common stock in the offering and may be more or less than the exercise price of the warrants. The public offering will terminate days after the redemption date of the warrants, or , 2014 unless the redemption date is extended. We are not requiring a minimum amount of subscriptions to complete the public offering, and we reserve the right to accept or reject, in whole or in part, any subscription tendered in the public offering.

Investors in the public offering may subscribe for shares of common stock by completing and signing the subscription agreement delivered with this prospectus to potential investors in the public offering. We will accept subscriptions on the terms described herein and close the public offering as soon as practicable after the termination of the public offering.
Use of Proceeds:
If all of the warrants are exercised, we expect to receive net proceeds from the exercise of the warrants, after expenses, of approximately $144 million. The amount of net proceeds we receive will be less than that amount if all of the warrants are not exercised and we do not sell all of the shares underlying the unexercised warrants in the public offering at a price at least equal to the exercise price of the warrants. We will use the net proceeds for general corporate purposes, as set forth under "Use of Proceeds."
NYSE Symbol for Common Stock:	"MHR"
Risk Factors:
Investing in our common stock involves a high degree of risk. See "Risk Factors" starting on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

        An investment in our common stock involves significant risks. You should carefully consider the risk factors described under the heading "Risk Factors" in the documents incorporated by reference in this prospectus before making an investment decision. In addition, you should consider the following risk factors in connection with deciding whether to exercise warrants or purchase shares of common stock in the public offering.

If you do not exercise your warrants on or before the redemption date of the warrants, you will not be able to exercise your warrants thereafter and your ownership interest in our company will be diluted.

        Contemporaneously with the effectiveness of the registration statement of which this prospectus forms a part, we intend to call all of the warrants for redemption in accordance with the terms of the warrants agreement on a date not less than 30 days after we mail the notice of redemption at a redemption price of $0.001 per warrant. Your ability to exercise the warrants therefore will be limited to the period of time between the effectiveness of the registration statement and the redemption date. Any warrants not exercised on or before the redemption date will be redeemed. Accordingly, if you do not exercise your warrants on or before the redemption date, you will have no rights to acquire our common stock issuable upon exercise of the warrants or otherwise to receive any value for your warrants other than the redemption price of $0.001 per warrant. Further, if you do not exercise your warrants on or before the redemption date, your ownership interest in our company will be diluted to the extent of the shares of common stock issued upon the exercise of other warrants or sold in the public offering.

We may not sell all or a significant portion of the shares of common stock offered by this prospectus, and therefore the amount of proceeds we receive may be limited.

        We cannot offer any assurance as to whether or how many of the warrants will be exercised prior to the redemption date of the warrants or as to the success or pricing of the public offering. There is no minimum amount of subscriptions required for us to close the public offering. Accordingly, the amount of net proceeds we receive from the exercise of warrants and the public offering, and therefore have available for use in our business, may be limited.

The offering of shares of common stock pursuant to the warrants and the public offering may adversely affect the trading price of our common stock.

        The offering of shares of common stock pursuant to the warrants and the public offering may result in a decrease in the market value of our common stock. This decrease may continue after the completion of these offerings. If that occurs, you may be unable to profitably sell your common stock. Further, if a substantial number of shares of common stock are issued in these offerings and the holders of those shares choose to sell some or all of those shares, the resulting sales could further depress the market price of our common stock. There is no assurance that you will be able to sell your common stock at a price equal to or greater than the exercise price of the warrants or the offering price in the public offering.

The exercise price of the warrants and the offering price in the public offering may not reflect the value of our common stock, and the offering price in the public offering may be less than the exercise price of the warrants.

        Our board of directors determined the exercise price of the warrants based on a variety of factors. The offering price of our common stock in the public offering will be determined through negotiations between us and purchasers of the common stock in the offering. These prices may not reflect the fair market value of our common stock. There is no assurance that you will be able to sell your common stock at a price equal to or greater than the exercise price of the warrants or the offering price in the public offering. Further, the offering price of our common stock in the public offering may be less than the exercise price of the warrants. Accordingly, if you exercise warrants, you may pay more per share of common stock than purchasers of common stock in the public offering.

 USE OF PROCEEDS

        If all of the warrants are exercised, we expect to receive net proceeds from the exercise of the warrants, after expenses, of approximately $144 million. The amount of net proceeds we receive will be less than that amount if all of the warrants are not exercised and we do not sell all of the shares underlying the unexercised warrants in the public offering at a price at least equal to the exercise price of the warrants.

        We intend to use the net proceeds from the exercise of warrants and the public offering for general corporate purposes, including but not limited to capital expenditures and the repayment of credit facility borrowings or other indebtedness.

        See "Risk Factors—We may not sell all or a significant portion of the shares of common stock offered by this prospectus, and therefore the amount of proceeds we receive may be limited."

PLAN OF DISTRIBUTION

        The shares of common stock are being offered upon exercise of the warrants. This prospectus will be delivered to all warrant holders of record, and any supplement to this prospectus or any prospectus contained in an amendment to the registration statement of which this prospectus is a part will be provided to all warrant holders of record on the date the same is filed with or declared effective by the SEC, as applicable.

        If any warrants are not exercised prior to the redemption date of the warrants, we will offer the shares of common stock underlying such unexercised warrants through a public offering to persons selected by us. We will conduct the public offering on a best efforts basis without the services of any underwriter or placement agent. The offering price of our common stock in the public offering will be determined through negotiations between us and purchasers of the common stock in the offering and may be more or less than the exercise price of the warrants.

        Certain of our directors, officers or employees may participate in the solicitation of purchases of common stock pursuant to warrants and the public offering. These individuals will not receive any commissions or compensation in connection with these activities other than their normal employment compensation, but they will be reimbursed for their reasonable out-of-pocket expenses. Our directors, officers and employees will rely on the safe harbor from broker-dealer registration provided by Rule 3a4-1 under the Exchange Act.

        We have not entered into any agreements regarding stabilization activities with respect to our securities, and we are not aware of any existing agreements between or among any shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the common stock offered by this prospectus.

 DESCRIPTION OF THE WARRANTS AND THE COMMON STOCK

Warrants

  General

        We issued the warrants on October 15, 2013 as a dividend to holders of record of outstanding shares of our common stock as of a record date of September 16, 2013. Holders of shares of common stock on the record date were issued one warrant for every ten shares of common stock owned on the record date, with the actual number of warrants issued to each stockholder rounded to the nearest whole number and without the payment of cash in lieu of warrants to purchase fractional shares.

        The warrants were issued by us pursuant to the warrants agreement, dated October 15, 2013, which we refer to as the warrants agreement, between us and American Stock Transfer & Trust, LLC, as warrant agent. Contemporaneously with the effectiveness of the registration statement of which this prospectus is a part, we and the warrant agent will enter into an amendment to the warrants agreement. We refer to the warrants agreement, as amended by this amendment, as the amended warrants agreement. The following description of the warrants is only a summary and is qualified in its entirety by reference to the complete text of the warrants agreement and the amendment to the warrants agreement, which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

        Each warrant represents the right to purchase from us one share of common stock at an initial exercise price of $8.50 per share (subject to certain adjustments to the exercise price and the number of shares of common stock issuable upon exercise of the warrants as provided in the warrants agreement).

  Exercisability

        The warrants agreement currently provides that the warrants will generally be exercisable in whole or in part beginning on the later of (1) September 1, 2014 or (2) the date that a registration statement on Form S-3 has been filed with and declared effective by the SEC with respect to the issuance of the common stock underlying the warrants, and thereafter until April 15, 2016, which we refer to as the expiration date. The amended warrants agreement will provide that the warrants will become exercisable on the date of effectiveness of the registration statement of which this prospectus is a part and will remain exercisable until the expiration date or the earlier redemption of the warrants, subject to our right to suspend the exercisability of the warrants as provided below.

        No issuance of shares of common stock upon exercise of warrants may be made unless there is a current prospectus covering such shares of common stock under an effective registration statement under the Securities Act or, where applicable, Canadian provincial securities laws (or an exemption therefrom), and registration or qualification of such shares of common stock (or an exemption therefrom) has been obtained from the state, provincial or other regulatory authorities in the jurisdiction in which such shares of common stock are sold. The amended warrants agreement will provide that we will use commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective from the date the registration statement is first declared effective by the SEC through the expiration date or the earlier redemption of the warrants and to keep the registration statement and prospectus included therein current while any of the warrants remain outstanding. We are not required to keep the registration statement effective or current or any related prospectus current if, and for such period, in our reasonable judgment the discrepancy between the market price of the common stock and the exercise price of the warrants makes it unlikely that the warrants will be exercised. Additionally, the amended warrants agreement will provide that we may suspend the exercisability of the warrants if, in our judgment, it is necessary to amend the registration statement or supplement the related prospectus in order to maintain the effectiveness of the registration statement or keep the prospectus current or to comply with applicable law. If we suspend the exercisability of the warrants, we will notify the warrant agent that the exercisability of the warrants has been suspended, and after such notice the warrants will not be exercisable until such time as we have notified the warrant agent that the warrants may again be exercised.

        Cashless exercises of the warrants are not permitted. No fractional share or cash in lieu thereof is required to be issued or paid upon the exercise of a warrant.

  Redemption

        We may redeem the warrants at any time in whole or in part at a redemption price of $0.001 per warrant (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) upon not less than 30 days' prior written notice to the registered holders of the warrants. Contemporaneously with the effectiveness of the registration statement of which this prospectus is a part, we intend to call all of the warrants for redemption on a date not less than 30 days after we mail the notice of redemption. Following the exercise of our right to redeem the warrants, the warrants may be exercised until the close of business on the redemption date to the extent the exercise of the warrants is otherwise permitted by the terms of the warrants agreement.

        The amended warrants agreement will provide that, after we call the warrants for redemption, the redemption date will be extended by the number of days during which the exercisability of the warrants is suspended as provided above. Additionally, the amended warrants agreement will provide that we may, at our option extend the redemption date if, and for such period, in our reasonable judgment the discrepancy between the market price of the common stock and the exercise price of the warrants makes it unlikely that the warrants will be exercised.

  Amendment of Warrants Agreement

        We and the warrant agent may from time to time supplement or amend the warrants agreement without the approval of any warrant holders in order to cure any ambiguity, manifest error or other mistake in the warrants agreement, or to correct or supplement any provision contained therein that may be defective or inconsistent with any other provision therein, or to make any other provisions in regard to matters or questions arising thereunder that we and the warrant agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the warrant holders in any material respect.

        Any supplement to or amendment of the warrants agreement which may not be made by us and the warrants agent without the approval of the warrant holders pursuant to the preceding paragraph requires the approval of us, the warrant agent and the warrant holders entitled to purchase upon exercise thereof a majority of the shares of common stock that may be purchased upon the exercise of all outstanding warrants at the time that such amendment or supplement is to be made. Notwithstanding the foregoing, any amendment or supplement to the warrants agreement which would provide for an adjustment to either (i) the number of shares of common stock purchasable upon exercise of a warrant or (ii) the exercise price of the warrants, in either case, in a manner not provided for in the warrants agreement and in a manner that would have a substantial negative impact on the warrant holders, requires the consent of the warrant holders entitled to purchase upon exercise thereof at least seventy-five percent of the shares of common stock which may be purchased upon the exercise of all outstanding warrants at the time such amendment or supplement is to be made.

  Transferability of Warrants

        The warrants have not been registered under the Securities Act because the issuance of a dividend in the form of warrants is not a sale or disposition of a security or interest in a security for value pursuant to Section 2(a)(3) of the Securities Act. The warrants will not have an active trading market and may not be transferred except upon receipt of: (i) a written opinion of counsel for the transferring holder, which opinion and counsel are acceptable to us, that the transferee is a person to whom the warrants may be transferred without registration and without the delivery of a current prospectus under the Securities Act (or with respect to Canada, without the filing and delivery of a prospectus); (ii) a letter acceptable to us from the transferee in which the transferee represents that the transferee is acquiring the warrants for the transferee's own account for investment purposes and not with a view to distribution, provides any other information and representations required by us, and agrees to comply with the requirements of the warrants agreement with respect to any disposition of the warrants; (ii) the duly endorsed warrant certificates; and (iii) payment of any applicable taxes.

  No Rights as Stockholders

        A holder of unexercised warrants, in his or her capacity as such, is not entitled to any rights of a holder of common stock, including, without limitation, the right to vote or to receive any dividends or other distributions.

Common Stock

  General

        The following description of the terms of our common stock is a summary only and is qualified by reference to the relevant provisions of Delaware law and our certificate of incorporation and bylaws, as amended. Copies of our certificate of incorporation and bylaws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

        Under our certificate of incorporation, our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

        As of May 8, 2014 there were 177,331,298 shares of common stock issued and outstanding. All shares of our common stock currently outstanding are fully paid and non-assessable. The shares of common stock offered pursuant to this prospectus will, upon issuance, be fully paid and non-assessable.

  Voting

        Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Except for the election of directors, which is determined by a plurality vote, or as otherwise may be provided by applicable law or the rules of the NYSE, all matters to be voted on by our stockholders must be approved by a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote. Holders of common stock are not entitled to cumulate their votes in the election of directors. Each of our directors will be elected annually by our stockholders voting as a single class.

  Dividends

        Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any outstanding preferred stock.

  Liquidation, Dissolution or Winding Up

        In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, the holders of common stock are entitled to share ratably, in all remaining assets available for distribution to stockholders after payment of or provision for our liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

  No Preemptive Rights

        Holders of common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

  Preferred Stock

        The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the certificate of designation relating to that series. As of May 8, 2014, there were 4,000,000 shares of our non-convertible Series C Cumulative Perpetual Preferred Stock outstanding, 4,424,889 shares of our non-convertible Series D Cumulative Preferred Stock outstanding, and 3,721,556 Depositary Shares representing 3,722 shares of our Series E Cumulative Convertible Preferred Stock outstanding.

  Anti-Takeover Provisions of Delaware Law, Our Restated Certificate of Incorporation and Our By-Laws

        Certain provisions of Delaware law and our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and to remove our incumbent directors and officers. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Delaware Law.    We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any stockholder who owns 15% or more of our outstanding voting stock (as well as affiliates and associates of such stockholders) for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board before the date the interested stockholder acquired the stock;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by various employee benefit plans or persons who are directors and also officers; or

  •
  on or after the date the stockholder acquired the stock, the business combination is approved by the board and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Certificate of Incorporation and Bylaws.    In addition, some provisions of our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in the stockholders' best interests. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

        Authorized but Unissued Shares.    The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, unless such approval is required by applicable law or listing rules of an applicable securities exchange or quotation system. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

        Amendment to Bylaws.    Our board of directors is authorized to make, alter or repeal our bylaws without further stockholder approval.

        Advance Notice of Director Nominations and Matters to be Acted upon at Meetings.    Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

        Call of Special Meetings of Stockholders.    Our bylaws provide that special meetings of stockholders may be called only by our chairman, by a majority of our board of directors, by our chief executive officer, by our president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

  Limitation on Liability and Indemnification Matters

        Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders' derivative suits on behalf of our company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. Exculpation does not apply if the director acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide that we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law.

        Additionally, we have, from time to time, entered into separate indemnification agreements with persons who were in service as directors and executive officers of our company at such time (some of whom are no longer serving in such capacities) that provide broader indemnification than that required under the General Corporation Law of the State of Delaware. These agreements, among other things, require us to indemnify our directors and executive officers to the fullest extent permitted by applicable law for certain expenses, including attorneys' fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries, or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director. We believe that these agreements are necessary to attract and retain qualified directors and executives.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  Transfer Agent

        The transfer agent for our common stock and our preferred stock is American Stock Transfer & Trust Company, LLC. Its address is 16633 N. Dallas Parkway, Suite 600, Addison, Texas 75001, and its telephone number is (800) 937-5449 or (718) 921-8124.

  Listing

        Our common stock is listed on the NYSE under the trading symbol "MHR."

 LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus will be passed upon for Magnum Hunter Resources Corporation by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

Independent Accountants

        The consolidated financial statements of Magnum Hunter Resources Corporation as of December 31, 2013 and 2012 and for the years then ended and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the reports of BDO USA, LLP, or BDO, an independent registered public accounting firm (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of our company's internal control over financial reporting as of December 31, 2013), incorporated by reference herein, given on the authority of BDO as experts in auditing and accounting.

        The consolidated financial statements of Magnum Hunter Resources Corporation for the year ended December 31, 2011 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of Hein & Associates LLP, or Hein, an independent registered public accounting firm, incorporated by reference herein, given on the authority of Hein as experts in auditing and accounting.

        The financial statements of PRC Williston, LLC, a majority-owned subsidiary of our company and a former guarantor of our senior notes, as of December 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of BDO, an independent registered public accounting firm, incorporated by reference herein, given on the authority of BDO as experts in auditing and accounting.

        The financial statements of PRC Williston, LLC for the year ended December 31, 2011 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of Hein, an independent registered public accounting firm, incorporated by reference herein, given on the authority of Hein as experts in auditing and accounting.

Petroleum Engineers

        The information relating to oil and natural gas reserves, as of December 31, 2013, incorporated by reference in this prospectus, including all statistics and data, was derived from a reserve report dated January 10, 2014 evaluating our oil and natural gas properties, prepared by Cawley, Gillespie & Associates, independent oil and gas industry consultants, in reliance on the authority of such firm as experts in the oil and gas industry.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.magnumhunterresources.com. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you may read our SEC filings at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The information in documents incorporated by reference is considered to be part of the prospectus. The SEC file number for the documents incorporated by reference in this prospectus is 001-32997.

        The following documents previously filed by us with the SEC are incorporated by reference in this prospectus:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 25, 2014, as amended by Form 10-K/A filed with the SEC on March 18, 2014 and by Form 10-K/A filed with the SEC on March 31, 2014;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed with the SEC on May 9, 2014; and

  •
  Current Reports on Form 8-K filed with the SEC on January 6, 2014, January 14, 2014, January 22, 2014, January 23, 2014, March 14, 2014, March 21, 2014, April 3, 2014, April 11, 2014 and April 24, 2014 (in each case, other than information furnished in any such report pursuant to Item 7.01 of Form 8-K).

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or any prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents incorporated by reference, free of cost to the requester, upon written or oral request to us at:

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(832) 369-6986

        These documents are also available through our website at http://www.magnumhunterresources.com. The information on or accessible through our website is not intended to be incorporated by reference or a part of this prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    Other Expenses of Issuance and Distribution

        The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC Registration Fee, the amounts set forth below are estimates.

SEC Registration Fee	$18,645.22
Accountants' fees and expenses	159,150
Legal fees and expenses	75,000
Printing and engraving expenses	60,000
Transfer agent and registrar fees	—
Miscellaneous	10,000

Total	$322,795.22

ITEM 14.    Indemnification of Directors and Officers

        As permitted by Section 102 of the General Corporation Law of the State of Delaware, or DGCL, the certificate of incorporation of the Company includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director.

        Our bylaws provide that: (1) we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law; and (2) we may advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

        Pursuant to Section 145(a) of the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of our company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        The indemnification provisions contained in our bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. We have, from time to time, entered into separate indemnification agreements with persons who were in service as directors and executive officers of the Company at such time (some of whom are no longer serving in such capacities) that provide broader indemnification than that required under the DGCL. These agreements, among other things, require us to indemnify our directors and executive officers to the fullest extent permitted by applicable law for certain expenses, including attorneys' fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries, or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director. We believe that these agreements are necessary to attract and retain qualified directors and executives. In addition, we maintain insurance on behalf of our directors and officers insuring them against certain liabilities that may be asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 15.    Recent Sales of Unregistered Securities

        On March 26, 2014, we sold 4,300,000 shares of common stock, par value $0.01 per share, to certain institutional accredited investors in a private offering exempt from registration under Section 4(a)(2) the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. We received a total of $30,100,000 in gross proceeds from the offering. We used the proceeds from the offering for the repayment of outstanding indebtedness and for general corporate purposes.

ITEM 16.    Exhibits and Financial Statement Schedules

(a)
Exhibits

        See the Exhibit Index, which is incorporated herein by reference.

ITEM 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (5)   That, for the purpose of determining liability under the Securities Act to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (6)   That, for the purpose of determining liability of such registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          a)    any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

          b)    any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

          c)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

          d)    any other communication that is an offer in the offering made by such registrant to the purchaser.

        (7)   To supplement the prospectus, after the redemption of any unexercised warrants, to set forth the results of exercises of warrants, the amount of securities not purchased pursuant to the exercise of warrants, and the terms of any subsequent reoffering thereof. If any public offering is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 9, 2014.

MAGNUM HUNTER RESOURCES CORPORATION
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 9, 2014.

Signature	Title

/s/ GARY C. EVANS Gary C. Evans	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ JOSEPH C. DACHES Joseph C. Daches	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* J. Raleigh Bailes, Sr.	Director
* Victor Carrillo	Director
* Stephen C. Hurley	Director
* Joe L. McClaugherty	Director
* Rocky Duckworth	Director
* Jeff Swanson	Director

        *      Gary C. Evans, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above-named officers and directors of Magnum Hunter Resources Corporation pursuant to powers of attorney previously filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit No.		Description
2.1	+	Asset Purchase Agreement between the Registrant and Triad Energy Corporation, dated October 28, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on October 29, 2009).
2.2	+	Arrangement Agreement between the Registrant and NGAS Resources, Inc., dated December 23, 2010 (incorporated by reference from the Registrant's current report on Form 8-K filed on December 30, 2010).
2.3	+	Arrangement Agreement between the Registrant and NuLoch Resources Inc., dated January 19, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on January 25, 2011).
2.3.1	+
Plan of Arrangement under Section 193 of the Business Corporations Act (Alberta) with respect to the Acquisition of NuLoch Resources Inc. by the Registrant (incorporated by reference from Registrant's registration statement on Form S-4 filed on April 8, 2011).
2.4	+
Asset Purchase Agreement, dated March 21, 2012, by and among Eureka Hunter Holdings, LLC, TransTex Gas Services LP, and Eureka Hunter Acquisition Sub LLC (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on May 3, 2012).
2.4.1
First Amendment to Asset Purchase Agreement, dated April 2, 2012, by and between Eureka Hunter Holdings, LLC, TransTex Gas Services, LP, and Eureka Hunter Acquisition Sub LLC (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on May 3, 2012).
2.5	+
Purchase and Sale Agreement, dated as of April 17, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on April 24, 2012).
2.5.1
First Amendment to Purchase and Sale Agreement, dated May 17, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on May 23, 2012).
2.5.2
Second Amendment to Purchase and Sale Agreement, dated May 22, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on May 23, 2012).
2.6	+
Stock Purchase Agreement, dated as of October 24, 2012, by and among Triad Hunter, LLC, Viking International Resources Co., Inc., all of the stockholders of Viking International Resources Co., Inc., and solely for the purposes set forth therein, the Registrant (incorporated by reference from the Registrant's Current Report on Form 8-K filed on October 30, 2012)
2.7	+
Purchase and Sale Agreement, dated as of November 21, 2012, between Samson Resources Company and Bakken Hunter, LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on November 28, 2012).
2.8	+
Stock Purchase Agreement, dated as of April 2, 2013, between the Registrant, Penn Virginia Oil & Gas Corporation, and Penn Virginia Corporation (incorporated by reference from the Registrant's current report on Form 8-K filed on April 8, 2013).
2.9	+
Asset Purchase Agreement, dated as of August 12, 2013, between Triad Hunter, LLC and MNW Energy, LLC (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on November 8, 2013).

Exhibit No.		Description
2.10	+	Purchase and Sale Agreement, dated as of September 2, 2013, between Williston Hunter, Inc. and Oasis Petroleum of North America LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on September 4, 2013).
2.11	+
Purchase and Sale Agreement, dated as of November 19, 2013, between PRC Williston, LLC, Williston Hunter ND, LLC and Enduro Operating, LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on November 22, 2013).
2.12	+
Purchase and Sale Agreement, dated January 21, 2013, among Shale Hunter, LLC, Magnum Hunter Resources Corporation, Magnum Hunter Production, Inc. and Energy Hunter Partners 2012-A Drilling & Production Fund, Ltd., New Standard Energy Texas LLC and New Standard Energy Limited (incorporated by reference from the Registrant's current report on Form 8-K filed on January 23, 2014).
2.12.1	+
Transition Services Agreement, dated January 28, 2014, between Shale Hunter, LLC and New Standard Energy Texas LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on January 30, 2014).
2.13	+
Purchase and Sale Agreement, dated March 31, 2014, by and between Williston Hunter Canada, Inc. and BDJ Energy Inc. (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on May 9, 2014).
2.14	+
Share Purchase Agreement, dated April 21, 2014, between Magnum Hunter Resources Corporation and Steppe Resources Inc. (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on May 9, 2014).
3.1		Restated Certificate of Incorporation of the Registrant, filed February 13, 2002 (incorporated by reference from the Registrant's Registration Statement on Form SB-2 filed on March 21, 2006).
3.1.1
Certificate of Amendment of Certificate of Incorporation of the Registrant, filed May 8, 2003 (incorporated by reference from the Registrant's Registration Statement on Form SB-2 filed on March 21, 2006).
3.1.2
Certificate of Amendment of Certificate of Incorporation of the Registrant, filed June 6, 2005 (incorporated by reference from the Registrant's Registration Statement on Form SB-2 filed on March 21, 2006).
3.1.3
Certificate of Amendment of Certificate of Incorporation of the Registrant, filed July 18, 2007 (incorporated by reference from the Registrant's quarterly report on Form 10-QSB filed on August 14, 2007).
3.1.4
Certificate of Ownership and Merger Merging Magnum Hunter Resources Corporation with and into Petro Resources Corporation, filed July 13, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on July 14, 2009).
3.1.5
Certificate of Amendment of Certificate of Incorporation of the Registrant, filed November 3, 2010 (incorporated by reference from the Registrant's current report on Form 8-K filed on November 2, 2010).
3.1.6		Certificate of Amendment of Certificate of Incorporation of the Registrant, filed May 9, 2011 (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on March 31, 2011).
3.1.7		Certificate of Amendment of Certificate of Incorporation of the Registrant, filed March 16, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on March 17, 2011).

Exhibit No.	Description
3.1.8	Certificate of Amendment of Certificate of Incorporation of the Registrant, filed January 25, 2013 (incorporated by reference from the Registrant's registration statement on Form S-4/A filed on February 5, 2013).
3.2
Amended and Restated Bylaws of the Registrant, dated March 15, 2001 as amended on April 14, 2006, October 12, 2006, and May 26, 2011 (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on August 9, 2011).
4.1	Form of certificate for common stock (incorporated by reference from the Registrant's 2010 annual report on Form 10-K filed on February 18, 2011).
4.2
Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated December 10, 2009 (incorporated by reference from the Registrant's Registration Statement on Form 8-A filed on December 10, 2009).
4.2.1
Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated August 2, 2010 (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on August 12, 2010).
4.2.2
Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated September 8, 2010 (incorporated by reference from the Registrant's current report on Form 8-K filed on September 15, 2010).
4.3
Certificate of Designation of Rights and Preferences of 8.0% Series D Cumulative Preferred Stock, dated March 16, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on March 17, 2011).
4.4
Indenture, dated May 16, 2012, by and among the Registrant, the Guarantors named therein, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant's current report on Form 8-K filed on May 16, 2012).
4.4.1
First Supplemental Indenture, dated October 18, 2012, by and among the Company, the Guarantors named therein, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
4.4.2
Second Supplemental Indenture, dated December 13, 2012, by and among Magnum Hunter Marketing, LLC, Viking International Resources Co., Inc., Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
4.4.3
Third Supplemental Indenture, dated April 24, 2013, by and among the Registrant, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant's annual report on Form 10-K filed on June 16, 2013).
4.4.4
Fourth Supplemental Indenture, dated July 23, 2013, by and among Shale Hunter, LLC, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on August 9, 2013).
4.5
Certificate of Designations of Rights and Preferences of the 8.0% Series E Cumulative Convertible Preferred Stock (incorporated by reference from the Registrant's current report on Form 8-K filed on November 8, 2012).

Exhibit No.		Description
4.6		Deposit Agreement, dated as of November 2, 2012, by and among the Registrant, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference from the Registrant's current report on Form 8-K filed on November 8, 2012).
4.7
Warrants Agreement (including Form of Warrant Certificate attached as Exhibit B thereto), dated October 15, 2013, between the Company and American Stock Transfer & Trust Company, LLC, as warrants agent (incorporated by reference from the Registrant's current report on Form 8-K filed on October 21, 2013).
4.7.1	**	Form of First Amendment to Warrants Agreement between the Company and American Stock Transfer & Trust Company, LLC, as warrants agent.
5.1	**	Opinion of Bracewell & Giuliani LLP
10.1	#	Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's current report on Form 8-K filed on December 3, 2010).
10.1.1	#
First Amendment to the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's proxy statement on Annex C of Schedule 14A filed on April 1, 2011).
10.1.2	#
Second Amendment to the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's registration statement on Form S-8 filed on February 14, 2013).
10.1.3	#
Third Amendment to the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's current report on Form 8-K filed on January 23, 2013).
10.2	#	Form of Stock Option Agreement under the Registrant's Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 18, 2011).
10.3	#
Form of Restricted Stock Award Agreement under the Registrant's Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's current report on Form 8-K filed on December 3, 2010).
10.4	#
Form of Stock Appreciation Right Agreement under the Registrant's Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's current report on Form 8-K filed on December 3, 2010).
10.5	#	Form of Executive Change of Control Retention Agreements (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 29, 2012).
10.5.1	#	Amendment to Form of Executive Change of Control Retention Agreements (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 29, 2012).
10.6
Form of Support Agreement between the Registrant and certain NGAS Resources, Inc. shareholders, dated December 23, 2010 (incorporated by reference from the Registrant's current report on Form 8-K filed on December 30, 2010).
10.7	@
Omnibus Agreement between the Registrant, NGAS Resources, Inc., NGAS Production Co., NGAS Gathering, LLC, Seminole Energy Services, L.L.C., Seminole Gas Company, L.L.C. and NGAS Gathering II, LLC, dated March 10, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on March 16, 2011).

Exhibit No.		Description
10.8		First Lien Credit Agreement by and among Eureka Hunter Pipeline, LLC, the lenders party thereto and SunTrust Bank (incorporated by reference from the Registrant's current report on Form 8-K filed on August 22, 2011).
10.8.1
First Amendment to First Lien Credit Agreement, dated May 2, 2012, by and among Eureka Hunter Pipeline, LLC, SunTrust Bank, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.8.2
Consent to First Lien Credit Agreement, dated March 18, 2013 and effective as of March 17, 2013, by and among Eureka Hunter Pipeline, LLC, SunTrust Bank, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on March 22, 2013).
10.8.3
Consent to First Lien Credit Agreement, dated May 15, 2013, by and among Eureka Hunter Pipeline, LLC, SunTrust Bank, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 21, 2013).
10.9	+
Second Lien Term Loan Agreement by and among Eureka Hunter Pipeline, LLC, the lenders party thereto and PennantPark Investment Corporation (incorporated by reference from the Registrant's current report on Form 8-K filed on August 22, 2011).
10.9.1
First Amendment to Second Lien Term Loan Agreement, dated September 20, 2011, by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.9.2
Limited Waiver to Second Lien Term Loan Agreement, dated May 2, 2012, by and among Eureka Hunter Pipeline, LLC, U.S. Bank National Association, as Collateral Agent, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.9.3
Second Amendment to Second Lien Term Loan Agreement by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.9.4
Limited Waiver and Third Amendment to Second Lien Term Loan Agreement, dated June 29, 2012, by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on July 6, 2012).
10.9.5
Consent to Second Lien Term Loan Agreement, dated March 18, 2013 and effective as of March 17, 2013, by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on March 22, 2013).
10.9.6
Consent and Fourth Amendment to Second Lien Term Loan Agreement, dated May 15, 2013, by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 21, 2013).
10.10	+
Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC, dated March 21, 2012, between the Registrant and ArcLight Capital Partners, LLC (incorporated by reference to the Registrant's quarterly report on Form 10-Q filed on May 3, 2012).

Exhibit No.		Description
10.10.1		First Amendment to Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC, dated April 2, 2012, by and between the Registrant, Ridgeline Midstream Holdings, LLC, and TransTex Gas Services LP. (incorporated by reference to the Registrant's quarterly report on Form 10-Q filed on May 3, 2012).
10.10.2
Second Amendment to Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC, dated March 7, 2013 by and between the Registrant, Ridgeline Midstream Holdings, LLC, and TransTex Gas Services LP (incorporated by reference from the Registrant's current report on Form 8-K filed on March 13, 2013, 2013).
10.11	+
Series A Convertible Preferred Unit Purchase Agreement, dated March 21, 2012, by and among Eureka Hunter Holdings, LLC, the Registrant, and Ridgeline Midstream Holdings, LLC (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on May 3, 2012).
10.12	#	Form of Indemnification Agreement for Directors (incorporated by reference from the Registrant's current report on Form 8-K filed on June 7, 2013).
10.13	#	Form of Indemnification Agreement for Officers (incorporated by reference from the Registrant's current report on Form 8-K filed on June 7, 2013).
10.14
Third Amended and Restated Credit Agreement, dated as of December 13, 2013, among the Registrant and Bank of Montreal, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on December 18, 2013).
10.14.1
First Amendment to Third Amended and Restated Credit Agreement, dated as of May 6, 2014, among the Registrant, Bank of Montreal, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on May 9, 2014).
10.15
Omnibus Settlement Agreement and Release, dated as of January 9, 2014, by and among Magnum Hunter Resources Corporation, a Delaware corporation, Magnum Hunter Production, Inc., a Kentucky corporation, formerly known as NGAS Production Co., which in turn was formerly known as Daugherty Petroleum, Inc., Eureka Hunter Pipeline, LLC, a Delaware limited liability company, Seminole Energy Services, L.L.C., an Oklahoma limited liability company, Seminole Gas Company, L.L.C., an Oklahoma limited liability company, Seminole Murphy Liquids Terminal, L.L.C., a Tennessee limited liability company, NGAS Gathering II, LLC, a Kentucky limited liability company, and NGAS Gathering, LLC, a Kentucky limited liability company (incorporated by reference from the Registrant's current report on Form 8-K filed on January 14, 2014).
10.16		Letter Agreement, dated October 31, 2013, between the Registrant and Ron Ormand (incorporated by reference from the Registrant's amended annual report on Form 10-K/A filed on March 31, 2014).
10.17
Securities Purchase Agreement, dated as of March 20, 2014, by and among the Registrant and investors party thereto (incorporated by reference from the Registrant's registration statement on Form S-1 filed on March 31, 2014).
10.18
Registration Rights Agreement, dated as of March 20, 2014, by and among the Registrant and investors party thereto (incorporated by reference from the Registrant's registration statement on Form S-1 filed on March 31, 2014).

Exhibit No.		Description
10.19		Credit Agreement, dated March 28, 2014, by and among Eureka Hunter Pipeline, LLC, as borrower, ABN AMRO Capital USA, LLC, as lender and administrative agent, and the other lenders party thereto (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on May 9, 2014).
21.1		List of Subsidiaries (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 25, 2014).
23.1	*	Consent of BDO USA, LLP.
23.2	*	Consent of Hein & Associates LLP.
23.3	*	Consent of Cawley, Gillespie & Associates, Inc.
23.4		Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1 hereto).
24.1		Powers of Attorney (included on the signature page of this Registration Statement as filed on November 21, 2013).
99.1
Independent Engineer Reserve Report for the year ended December 31, 2013 prepared by Cawley Gillespie & Associates, Inc. (incorporated by reference from the Registrant's annual report on Form 10-K filed in February 25, 2014).

#
Management contract, compensatory plan or arrangement.

+
The schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

@
Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the SEC.

*
Filed herewith.

**
Previously filed.